SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 19, 1995


			CCB FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)


         North Carolina			0-12358			56-1347849
	(State or other	          (Commission File No.)	      (IRS Employer
	jurisdiction of	                                    Identification No.)
	incorporation)

             111 Corcoran Street, Post Office Box 931, Durham, NC 27702
                      (Address of principal executive offices)


           Registrant's telephone number, including area code (919) 683-7777


		                      N/A
	               (Former name or former address, if
	                    changed since last report)

Item 2.  Acquisition or Disposition of Assets

On May 22, 1995 the Registrant issued a joint press release with Security Capital Bancorp ("Security Capital"), a $1.2 billion bank holding company, announcing the completion of their merger. The transaction, which has an indicated value of approximately $244 million, was consummated through a tax-free exchange of stock accounted for as a pooling of interests. The former offices of Security Capital's financial institution subsidiaries will operate as offices of Central Carolina Bank and Trust Company, the Registrant's primary banking subsidiary.


Item 5.  Other Events

As of May 18, 1995, the Registrant completed the repurchase and retirement of shares of its common stock under its previously announced stock repurchase program which commenced in the fourth quarter of 1994. A total of 518,069 shares were repurchased and retired.


Item 7.  Financial Statements and Exhibits

(a)  	Financial statements of businesses acquired
	The following financial statements are filed with this Report on
        Form 8-K:
          (i) 	Audited consolidated financial
                statements of Security 	Capital Bancorp and
                subsidiaries for the three years ended
                December 31, 1994.
          (ii)	Unaudited interim consolidated balance sheets
                of Security Capital Bancorp and subsidiaries as of March 31, 1995 and December 31, 1994 and the related unaudited interim consolidated statements of income and cash flows for the three-month periods ended March 31, 1995 and 1994.

(b)	Pro forma financial information
	The following pro forma unaudited financial statements are filed with this Report on Form 8-K:
      	  (i) 	Pro forma combined condensed balance sheet of
      	  	CCB Financial Corporation and subsidiaries as of
      	  	March 31, 1995.
	  (ii)	Pro forma combined condensed statement of income of
	   	CCB Financial Corporation and subsidiaries for the
	   	three-month period ended March 31, 1995.
	  (iii)	Pro forma combined condensed statement of income of
	  	CCB Financial Corporation and subsidiaries for the years ended December 31, 1994, 1993 and 1992.


(b)(iv) Pro forma combined condensed statement of income of CCB
        Financial Corporation and subsidiaries for the year ended
        December 31, 1993.

   (v)  Pro forma combined condensed statement of income of CCB
        Financial Corporation and subsidiaries for the year ended
        December 31, 1992.

(c)  	Exhibits
	2	Amended and Restated Agreement of Combination among CCB
	        Financial Corporation, Security Capital Bancorp and New
	        Security Capital, Inc.
	3	Amended and restated articles of incorporation
	10.1	Employment agreement with David B. Jordan
	10.2	Employment agreement with Ralph A. Barnhardt
	10.3	Employment agreement with Lloyd G. Gurley
	99	Press release by CCB Financial Corporation dated
	        May 22, 1995

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


		                              CCB FINANCIAL CORPORATION
		                              Registrant


Date: June 2, 1995	                      By:  W. HAROLD PARKER, JR.
			                           W. Harold Parker, Jr.
		  	                           Senior Vice President
 			                           and Controller

                        FINANCIAL STATEMENT INDEX


(a)(1) CONSOLIDATED FINANCIAL STATEMENTS OF SECURITY CAPITAL BANCORP:
Independent Auditors' Report	                                       F-2
Consolidated Balance Sheets as of December 31, 1994 and
 1993		                                                       F-3
Consolidated Statements of Income for the Years ended
 December 31, 1994, 1993 and 1992	                               F-4
Consolidated Statements of Stockholders' Equity for
 the Years ended December 31, 1994, 1993 and 1992	               F-5
Consolidated Statements of Cash Flows for the Years
 ended December 31, 1994, 1993 and 1992	                               F-6
Notes to Consolidated Financial Statements  	                       F-7

(a)(2) INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF SECURITY CAPITAL BANCORP (unaudited):
Consolidated Balance Sheets as of March 31, 1995
 and 1994		                                               F-24
Consolidated Statements of Income for the Three-Months
 ended March 31, 1995 and 1994	                                       F-25
Consolidated Statements of Cash Flows for the
 Three-Months ended March 31, 1995 and 1994 	                       F-26
Notes to Consolidated Financial Statements 	                       F-27

(b) PRO FORMA FINANCIAL INFORMATION OF CCB FINANCIAL CORPORATION (unaudited):
Pro Forma Combined Condensed Balance Sheet as of
 March 31, 1995	                                                       F-29
Pro Forma Combined Condensed Statements of Income
 for the Three-Months ended March 31, 1995	                       F-31
Pro Forma Combined Condensed Statements of Income
 for the year ended December 31, 1994	                               F-32
Pro Forma Combined Condensed Statements of Income
 for the year ended December 31, 1993                                  F-33
Pro Forma Combined Condensed Statements of Income
 for the year ended December 31, 1992                                  F-34

                          INDEPENDENT AUDITORS' REPORT
The Board of Directors
Security Capital Bancorp
Salisbury, North Carolina
We have audited the accompanying consolidated balance sheets of Security Capital Bancorp and subsidiaries (Security Capital) as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of Security Capital's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Capital Bancorp and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.
As discussed in note 3 to the consolidated financial statements, Security Capital adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994.
                                                           KPMG Peat Marwick LLP
Charlotte, North Carolina
January 20, 1995
                                      F-2

                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,
[CAPTION]

       ASSETS                                                                         1994        1993
                                                                                        (DOLLARS IN
                                                                                        THOUSANDS)
Cash and due from banks                                                            $   24,374     28,102
Interest-bearing balances in other banks                                               17,321      5,145
Federal funds sold                                                                      6,948      3,450
Investment securities available for sale (amortized cost of $266,299 at December
  31, 1994) (note 3)                                                                  256,657         --
Investment securities held to maturity (market value of $149,790 and $375,046
  at December 31, 1994 and 1993, respectively) (note 4)                               155,597    368,353
Loans, net of unearned income ($2,691 in 1994 and $2,698 in 1993) (note 5)            648,231    473,202
  Less allowance for loan losses (note 6)                                               9,317      7,227
      Loans, net                                                                      638,914    465,975
Loans held for sale                                                                     2,697     18,409
Premises and equipment, net (note 7)                                                   21,713     18,360
Intangible assets                                                                      16,634         --
Other assets (note 5)                                                                  24,759     21,141
      Total assets                                                                 $1,165,614    928,935
       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts:
  Demand, noninterest-bearing                                                          67,203     67,830
  Interest-bearing                                                                    856,530    653,614
  Time deposits of $100 or more                                                        88,412     63,012
      Total deposit accounts                                                        1,012,145    784,456
Advances from the Federal Home Loan Bank (note 8)                                      18,576      8,000
Other borrowed money                                                                    3,276      1,764
Other liabilities                                                                      11,857     10,495
       Total liabilities                                                            1,045,854    804,715
Stockholders' equity (notes 10, 12, and 13):
  Preferred stock, no par value, 5,000,000 shares authorized;
    none issued and outstanding                                                            --         --
  Common stock, no par value, 25,000,000 shares authorized; 11,775,867 and
    11,682,837 shares issued and outstanding at December 31, 1994 and 1993,
    respectively                                                                       51,610     51,167
  Retained earnings, substantially restricted                                          74,522     73,053
  Unrealized loss on investment securities available for sale (note 3)                 (6,372)        --
       Total stockholders' equity                                                     119,760    124,220
Commitments and contingencies (notes 11 and 14)
      Total liabilities and stockholders' equity                                   $1,165,614    928,935

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.
                                       F-3

                       CONSOLIDATED STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31,
[CAPTION]

                                                                           1994          1993         1992
                                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
  Loans                                                                   $43,951       41,195       48,277
  Investment securities
    Taxable                                                                21,280       21,299       21,165
    Nontaxable                                                                858          955        1,137
  Other                                                                     1,447          774        1,274
       Total interest income                                               67,536       64,223       71,853
Interest expense:
  Deposit accounts                                                         28,363       27,255       33,695
  Borrowings                                                                  960          880        1,434
       Total interest expense                                              29,323       28,135       35,129
       Net interest income                                                 38,213       36,088       36,724
Provision for loan losses (note 6)                                            359          653        1,848
       Net interest income after provision for loan losses                 37,854       35,435       34,876
Other income:
  Loan servicing and other loan fees                                        1,485        1,396        1,351
  Deposit and other service charge income                                   4,431        4,976        5,255
  Brokerage commissions                                                     1,653        1,404          993
  Gain on sales of loans                                                      190        1,384          738
  Investment securities available for sale losses, net (note 3)               (70)          --           --
  Investment securities held to maturity gains, net (note 4)                   --          310            8
  Other                                                                       667        1,049          603
       Total other income                                                   8,356       10,519        8,948
Other expense:
  Personnel (notes 11 and 13)                                              14,768       13,314       14,536
  Net occupancy                                                             3,942        3,390        3,488
  Telephone, postage, and supplies                                          1,820        1,564        1,579
  Federal and other insurance premiums                                      2,230        1,832        2,026
  Data processing fees                                                        913          746          801
  Professional and other services                                           1,029          793        1,683
  Other                                                                     2,998        2,203        3,427
       Total other expense                                                 27,700       23,842       27,540
       Income before income taxes                                          18,510       22,112       16,284
Income taxes (note 9)                                                      11,876        7,273        6,323
       Net income                                                         $ 6,634       14,839        9,961
Net income per share                                                      $   .57         1.26          .84
Weighted average shares outstanding                                       11,738,083    11,771,739   11,832,570

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.
                                       F-4

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992

                                                                                  Unrealized
                                                                                     Gain
                                                                                  (Loss) on
                                                                                  Investment
                                                                                  Securities        Total
                                            Common     Retained    Obligations    Available     Stockholders'
                                             Stock     Earnings      of ESOP       for Sale        Equity
                                                         (DOLLARS IN THOUSANDS)
Balance at December 31, 1991               $54,471      56,559          (885)            --        110,145
Proceeds from stock options exercised
  (note 12)                                    158          --            --             --            158
Repayment of ESOP debt (note 13)                --          --           376             --            376
Retirement of unallocated ESOP shares
  (note 13)                                   (509)         --           509             --             --
Dividends paid to stockholders
  ($.31 per share)                              --      (3,712)           --             --         (3,712)
Net income                                      --       9,961            --             --          9,961
Balance at December 31, 1992                54,120      62,808            --             --        116,928
Proceeds from stock options exercised
  (note 12)                                    606          --            --             --            606
Retirement of common stock                  (3,559)         --            --             --         (3,559)
Dividends paid to stockholders
  ($.39 per share)                              --      (4,594)           --             --         (4,594)
Net income                                      --      14,839            --             --         14,839
Balance at December 31, 1993                51,167      73,053            --             --        124,220
EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE        --          --            --          4,036          4,036
PROCEEDS FROM OPTIONS EXERCISED (NOTE 12)      443          --            --             --            443
DIVIDENDS PAID TO STOCKHOLDERS
  ($.44 PER SHARE)                              --      (5,165)           --             --         (5,165)
CHANGE IN UNREALIZED GAIN (LOSS) ON
  INVESTMENT SECURITIES AVAILABLE FOR
  SALE                                          --          --            --        (10,408)       (10,408)
NET INCOME                                      --       6,634            --             --          6,634
BALANCE AT DECEMBER 31, 1994               $51,610      74,522            --         (6,372)       119,760

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.
                                       F-5

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
[CAPTION]

                                                                           1994         1993        1992
                                                                              (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
  Net income                                                             $   6,634      14,839       9,961
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for loan losses                                                359         653       1,848
      Depreciation                                                           1,991       1,456       1,422
      Securities (gains) losses, net                                            70        (310)         (8)
      Amortization of securities, premiums and discounts, net                2,367       2,325       1,151
      Amortization of intangible assets                                        227          --          --
      Change in loans held for sale, net                                    15,712     (16,145)      1,478
      Decrease (increase) in other assets                                   10,661        (270)      1,718
      (Decrease) increase in other liabilities                              (3,964)        553         593
        Net cash provided by operating activities                           34,057       3,101      18,163
Cash flows from investing activities:
  Proceeds from maturities of investment securities available for sale      91,623          --          --
  Proceeds from sale of investment securities available for sale            71,430          --       1,991
  Purchases of investment securities available for sale                    (41,410)         --          --
  Proceeds from maturities and issuer calls of investment securities
    held to maturity                                                         4,061      90,299      71,874
  Proceeds from sales of investment securities held to maturity                 --          --          11
  Purchases of investment securities held to maturity                     (111,811)   (122,063)   (125,892)
  (Increase) decrease in loans                                             (42,349)     34,910      39,532
  Capital expenditures for premises and equipment                           (2,131)     (2,713)     (1,313)
  Proceeds from sale of Federal Home Loan Bank Stock                         5,735          --          --
  Purchase of First Federal, net of cash acquired                           31,182          --          --
       Net cash provided by (used in) investing activities                   6,330         433     (13,797)
Cash flows from financing activities:
  (Decrease) increase in deposits                                          (23,383)     10,821      (1,505)
  Proceeds from FHLB advances                                               12,451      14,740       8,000
  Repayment of FHLB advances                                               (14,299)    (19,240)    (15,000)
  Increase in other borrowed money, net                                      1,512       1,058          68
  Purchase and retirement of common stock, net                                  --      (3,559)       (509)
  Dividends paid to stockholders                                            (5,165)     (4,594)     (3,712)
  Proceeds from stock options exercised                                        443         606         158
  Purchase of ESOP stock                                                        --          --         885
       Net cash used in financing activities                               (28,441)       (168)    (11,615)
Net increase (decrease) in cash and cash equivalents                        11,946       3,366      (7,249)
Cash and cash equivalents at beginning of year                              36,697      33,331      40,580
Cash and cash equivalents at end of year                                 $  48,643      36,697      33,331
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                             $  28,941      27,962      35,812
    Income taxes                                                             6,959       7,286       7,064
Supplemental schedule of noncash investing activities:
  Loans receivable transferred to real estate owned                      $   1,123       1,982       1,009
  Investment securities held to maturity transferred to investment
    securities available for sale                                          329,799          --          --
  Effect of change in accounting principle (net of tax effect of
    $2,039)                                                                  4,036          --          --
  Decrease in unrealized gain on investment securities available for
    sale (net of tax effect of $5,309)                                     (10,408)         --          --

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.
                                       F-6

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
 (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     The following is a description of the more significant accounting and reporting policies which Security Capital Bancorp and subsidiaries ("Security Capital") follow in preparing and presenting their consolidated financial statements:
 (a) PRINCIPLES OF CONSOLIDATION AND REPORTING
     The accompanying consolidated financial statements include the accounts of Security Capital Bancorp, a North Carolina corporation organized as a multi-bank holding company and its wholly owned subsidiaries, Security Capital Bank, formerly Security Bank and Trust Company, Salisbury, North Carolina ("Security Bank"), OMNIBANK, Inc., A State Savings Bank, Salisbury, North Carolina ("OMNIBANK"), Citizens Savings, Inc., SSB, Concord, North Carolina ("Citizens"), Home Savings Bank, Inc., SSB, Kings Mountain, North Carolina ("Home Savings"), and Estates Development Corporation, Salisbury, North Carolina ("EDC"). All significant intercompany balances have been eliminated.
     Certain amounts have been reclassified to conform with the statement presentation for 1994. The reclassifications have no effect on stockholders' equity or net income as previously reported.
     All dollar amounts except share and per share amounts in the notes to the consolidated financial statements are in thousands.
 (b) SECURITIES
     As more fully described in note 3 to the consolidated financial statements, Security Capital adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994.
     The classification of securities is determined at the date of purchase. Investment securities available for sale are recorded at market value with a corresponding adjustment net of tax recorded as a component of stockholders' equity. Security Capital intends to hold these securities for an indefinite period of time but may sell them prior to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Security Capital intends and has the ability to hold such securities until maturity.
     Gains and losses on sales of securities are recognized when realized, with cost being determined by the specific identification method. Premiums and discounts are amortized into interest income using a level yield method. Regulations require the savings bank subsidiaries (i.e. OMNIBANK, Citizens, and Home Savings) to maintain cash and approved securities in an amount equal to a prescribed percentage (10% at December 31, 1994) of total assets.
 (c) LOANS HELD FOR SALE
     Loans held for sale are carried at the lower of aggregate cost or market as determined by the outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. Gains or losses resulting from sales of loans are recognized when the proceeds are received from the investors.
 (d) LOAN INTEREST INCOME
     Loan interest income is recognized on the accrual basis.
     The accrual of interest is generally discontinued on all loans that become 90 days past due as to principal or interest unless collection of both principal and interest is assured by way of both collateralization, guarantees, or other security, and the loan is in the process of collection. Security Capital provides an allowance for uncollected accrued interest income if, in the opinion of management, collectibility of that accrued interest income is doubtful. This allowance is netted against accrued interest income, which is included in other assets in the accompanying consolidated financial statements. Interest income foregone on nonaccrual and restructured loans for each of the years in the three-year period ended December 31, 1994 was not significant.
                                       F-7

 (e) ALLOWANCE FOR LOAN LOSSES
     Security Capital provides for loan losses on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to operations based on various factors that, in management's judgment, deserve current recognition in estimating losses inherent in the portfolio. Such factors considered by management include the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, delinquency trends and economic conditions. Management evaluates the carrying value of loans periodically and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.
     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such regulatory agencies may require the financial institution subsidiaries to recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examination.
 (f) REAL ESTATE OWNED
     Real estate owned is included in other assets and represent other real estate that has been acquired through loan foreclosures or deed received in lieu of foreclosure. Such properties are generally appraised annually and are recorded at the lower of cost or fair value, less applicable selling costs. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.
 (g) PREMISES AND EQUIPMENT
     Premises and equipment are recorded at cost, and depreciation is provided over the estimated useful lives of the related assets principally on a straight-line basis. Estimated lives are ten to fifty years for buildings, building components and improvements; five to ten years for furniture, fixtures, and equipment; and three years for automobiles. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated life or the remaining lease term.
     Maintenance and repairs are charged to expense as incurred and improvements are capitalized. The costs and accumulated depreciation relating to premises and equipment retired or otherwise disposed of are eliminated from the accounts and any resulting gains or losses are credited or charged to income.
 (h) INTANGIBLE ASSETS
     Goodwill is being amortized on a straight-line basis over a 20-year period. Deposit base premiums and mortgage servicing rights are being amortized over 10 years using the sum-of-the-years digits method.
 (i) LOAN ORIGINATION FEES AND COSTS
     Loan origination fees and certain direct loan origination costs are deferred and amortized over the contractual life of the related loan as an adjustment of the loan yield using a level yield method. Direct costs of unsuccessful loans and indirect costs are expensed as incurred.
 (j) INCOME TAXES
     Security Capital adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Standard No. 109") during 1993 and has applied the provisions of the statement without restating prior years' financial statements. Prior to the adoption of Standard No. 109, Security Capital accounted for income taxes using the deferred method required by APB Opinion 11. Standard No. 109 has changed Security Capital's method of accounting for income taxes from the deferred method to the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of Security Capital's assets and liabilities at enacted rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are reduced, if necessary, by the amount of such benefits that are not expected to be realized based upon available evidence.
     The cumulative effect of adopting Standard No. 109 as of January 1, 1993 was not material, and therefore no cumulative effect was presented in the consolidated statement of income for the year ended December 31, 1993.
                                      F-8

     Pursuant to the deferred method under APB Opinion 11, which applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.
 (k) NET INCOME AND DIVIDENDS PER SHARE
     Net income per share has been computed by dividing net income by the weighted average number of shares outstanding, as adjusted retroactively for stock splits and stock dividends. Due to the pooling-of-interests merger in 1992, as discussed in note 2, dividends per share for 1992 was computed by dividing dividends paid by the weighted average number of shares outstanding, as adjusted retroactively for stock splits and stock dividends.
 (l) CASH AND CASH EQUIVALENTS
     Cash and cash equivalents include cash and due from banks, interest-bearing balances in other banks, and federal funds sold. Generally, cash and cash equivalents are considered to have maturities of three months or less.
 (m) FAIR VALUE OF FINANCIAL INSTRUMENTS
     In December 1991 the FASB issued Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("Statement No. 107"). Statement No. 107 requires disclosures about the fair value of all financial instruments. Fair value estimates, methods, and assumptions are set forth in note 17.
 (n) POSTRETIREMENT BENEFITS
     The FASB issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (Statement No. 106), which requires during an employee's active years of service, accrual of expected costs of providing postretirement benefits, principally health care and life insurance, to employees and their beneficiaries and dependents. Statement No. 106 was effective for 1993, but there was no material impact on Security Capital's consolidated financial statements since Security Capital generally does not provide such benefits.
 (2) ACQUISITIONS AND PENDING MERGER
     Effective September 23, 1994, Security Capital purchased the outstanding stock of First Federal Savings & Loan Association of Charlotte ("First Federal") from Fairfield Communities, Inc. for approximately $41,000,000 in cash. The acquisition is being accounted for by the purchase method. Concurrent with the purchase, First Federal was merged into Security Bank. Immediately prior to the acquisition, First Federal had assets of $302,163,000, net loans of $135,819,000, deposits of $250,929,000, stockholders' equity of $29,434,000, and net income for the period from January 1, 1994, through September 23, 1994, of $855,000. As a result of the acquisition, goodwill, deposit base premium, and mortgage servicing rights were increased by $12,597,000, $3,222,000, and $1,042,000, respectively. These amounts are being amortized on a straight-line basis over 20 years for goodwill and over 10 years using the sum-of-the-years digits method for deposit base premium and mortgage servicing rights.
     The information below indicates, on a pro forma basis, amounts as if First Federal had been purchased as of the beginning of each period presented.
[CAPTION]

                                                                                   Years Ended December 31,
                                                                                         1994        1993
                                                                                            (DOLLARS IN
                                                                                         THOUSANDS, EXCEPT
                                                                                          PER SHARE DATA)
    Net interest income                                                                 $42,067     $39,447
    Net income                                                                          $ 4,754     $11,776
    Net income per share                                                                $  0.40     $  1.00

     During the second quarter of 1994, Security Capital completed the purchase of First Citizens Bank and Trust Co.'s ("First Citizens") Bessemer City office and the sale of Home Savings' Gastonia office to First Citizens. With the transaction, Home Savings assumed approximately $2,700 in deposits in Bessemer City and First Citizens assumed approximately $6,400 in deposits in Gastonia.
                                       F-9

     On June 30, 1992, Omni Capital Group, Inc. ("Omni"), a multiple thrift holding company incorporated under the laws of the State of North Carolina and the former parent of OMNIBANK, Citizens, Home Savings, and EDC, merged with and into First Security Financial Corporation ("FSFC"), a bank holding company incorporated under the laws of the State of North Carolina and the parent of Security Bank (the "Merger"). Upon the completion of the Merger, FSFC's name was changed to "Security Capital Bancorp". Pursuant to the Agreement of Combination and the related Plan of Merger, which were approved by the stockholders of both FSFC and Omni, 5,681,216 shares of Security Capital common stock, no par value per share, were issued in exchange for the surrender of the issued and outstanding shares of common stock of Omni, par value of $1.00 per share, at an exchange ratio of 2.25 shares of Security Capital common stock for each such share of Omni common stock. The Merger was accounted for as a pooling-of-interests and, accordingly, the consolidated financial statements for periods prior to the Merger were restated to combine the accounts of FSFC and Omni.
     On November 4, 1994, Security Capital and CCB Financial Corporation, Durham, North Carolina ("CCB"), entered into a definitive Agreement of Combination pursuant to which Security Capital will merge with and into CCB, with CCB as the surviving corporation and continuing to operate under its present name (the "Combination"). To effect the Combination, CCB will issue .50 of a share of its common stock, par value $5.00 per share, in exchange for each outstanding share of Security Capital's common stock, no par value. In connection with the Combination, Security Capital's banking subsidiaries will merge into Central Carolina Bank and Trust Company, a subsidiary of CCB. The Combination is expected to be completed during the second quarter of 1995.
 (3) INVESTMENT SECURITIES AVAILABLE FOR SALE
     A summary of investment securities available for sale follows:

                                                                          DECEMBER 31, 1994
                                                                         GROSS         GROSS
                                                          AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                            COST         GAINS         LOSSES       VALUE
                                                                      (Dollars in Thousands)
U.S. Government obligations                               $ 194,612        134         (6,106)     188,640
U.S. Government agency obligations                           70,661         18         (3,688)      66,991
Mortgage-backed Securities                                      960         10            (43)         927
Other                                                            66         33             --           99
                                                          $ 266,299        195         (9,837)     256,657

    Total proceeds from sales or issuer calls of investment securities available for sale during 1994 were $71,430. There were gross gains of $6 and gross losses of $76 realized in 1994. Investment securities available for sale with an aggregate par value of $1,075 were pledged to secure public deposits and for other purposes as required by various agencies.
    The Financial Accounting Standards Board (FASB) has issued Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," that requires debt and equity securities held: (i) to maturity be classified as such and reported at amortized cost; (ii) for current resale be classified as trading securities and reported at fair value, with unrealized gains and losses included in current earnings; and (iii) for any other purpose be classified as securities available for sale and reported at fair value, with unrealized gains and losses excluded from current earnings and reported as a separate component of stockholders' equity.
    On January 1, 1994, Security Capital adopted the provisions of Standard No. 115 and classified approximately $329,799 of securities as investment securities available for sale. Security Capital recorded a fair value adjustment for this change in accounting principle amounting to $6,075 for the unrealized gain on investment securities available for sale, an increase to deferred income taxes of $2,039, and an increase to stockholders' equity of $4,036.
    At December 31, 1994, Security Capital recorded a fair value adjustment amounting to ($15,717) for the change in unrealized gain (loss) on investment securities available for sale during the year, a deferred tax benefit of $5,309, and a decrease to stockholders' equity of $10,408.
                                       F-10

 (4) INVESTMENT SECURITIES HELD TO MATURITY
     A comparative summary of investment securities held to maturity follows:

                                                                          DECEMBER 31, 1994
                                                                         GROSS         GROSS
                                                          AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                            COST         GAINS         LOSSES       VALUE
                                                                          (DOLLARS IN THOUSANDS)
U.S. Government obligations                               $  54,328           --       (1,953)      52,375
U.S. Government agency obligations                           76,931           --       (3,412)      73,519
Mortgage-backed securities                                    8,659            6         (301)       8,364
State and municipal obligations                              15,679          180         (327)      15,532
                                                          $ 155,597          186       (5,993)     149,790

                                                                            December 31, 1993
                                                                           Gross         Gross
                                                            Amortized    Unrealized    Unrealized      Market
                                                              Cost         Gains         Losses        Value

                                                                          (DOLLARS IN THOUSANDS)
U.S. Government obligations                                 $ 305,180       5,762          183        310,759
US Government agency obligations                               40,409         304          345         40,368
Mortgage-backed securities                                     12,676         459        --            13,135
State and municipal obligations                                10,022         676        --            10,698
Other                                                              66          20        --                86
                                                            $ 368,353       7,221          528        375,046

    There were no sales or issuer calls of investment securities held to maturity during 1994. Total proceeds from sales or issuer calls of investment securities held to maturity during 1993 and 1992 were $5,860, and $11, respectively. There were gross realized gains of $310 and $8, respectively, and no gross realized losses in 1993 and 1992, respectively. Investment securities held to maturity with an aggregate par value of $18,050 were pledged to secure public deposits and for other purposes as required by various agencies.
 (5) LOANS RECEIVABLE
     A comparative summary of loans receivable follows:
[CAPTION]

                                                                                    December 31,
                                                                                1994             1993
                                                                               (DOLLARS IN THOUSANDS)
Real estate mortgage (principally single family dwellings, 1-4 units)         $447,452          338,562
Real estate construction                                                        14,396           10,085
Commercial, financial, and agricultural                                        126,291           64,739
Installment                                                                     62,681           62,341
Unearned income                                                                 (2,691)          (2,698)
Premium on loans sold                                                              102              173
                                                                              $648,231          473,202
Nonaccrual and restructured loans included above                              $  1,903            1,759

    Accruing loans past due 90 days were $2,402 and $420 at December 31, 1994 and 1993, respectively.
    Accrued interest receivable at December 31, 1994 and 1993, consisted of the following:
[CAPTION]

                                                                                     December 31,
                                                                                1994              1993
                                                                                (DOLLARS IN THOUSANDS)
Loans                                                                          $ 5,512            3,430
Investment securities                                                            6,879            6,041
Other                                                                               94               70
                                                                               $12,485            9,541

    Certain real estate loans are pledged as collateral for advances from the Federal Home Loan Bank ("FHLB") as set forth in note 8.
                                      F-11

    Loans serviced for others approximated $314,692, $203,403 and $174,884 at December 31, 1994, 1993, and 1992, respectively.
    Included in other assets are foreclosed properties (real estate owned) of $1,704 and $951 at December 31, 1994 and 1993, respectively.
    Security Capital's banking subsidiaries offer mortgage and consumer loans to their officers, directors, and employees for the financing of their personal residences and for other personal purposes. These loans are made in the ordinary course of business and management believes they are made on substantially the same terms, including interest rates and collateral, prevailing at the time for comparable transactions with unaffiliated persons. Management does not believe these loans involve more than the normal risk of collectibility or present other unfavorable features.
    The following is a reconciliation of loans outstanding in excess of $60 to Security Capital's executive officers, directors, and their immediate families for the year ended December 31, 1994:

                                                                             (DOLLARS IN THOUSANDS)
Balance at December 31, 1993                                                                 $3,172
New loans                                                                                       120
Repayments                                                                                   (1,219)
Balance at December 31, 1994                                                                 $2,073

    The FASB has issued Standard No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that all creditors value all specifically reviewed loans for which it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement at either the present value of expected cash flows discounted at the loan's effective interest rate, or if more practical, the market price or value of collateral. This Standard is required to be implemented prospectively for fiscal years beginning after December 15, 1994. The FASB has also issued Standard No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures", that amends Standard No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosures about how a creditor recognizes interest income related to impaired loans. This Standard is to be implemented concurrently with Standard No. 114. At this time, management does not anticipate a material impact to the consolidated financial statements of Security Capital upon the adoption of these Standards.
 (6) ALLOWANCE FOR LOAN LOSSES
     The following is a reconciliation of the allowance for loan losses for the years ended December 31, 1994, 1993 and 1992:
[CAPTION]

                                                                               Years Ended December 31,
                                                                              1994       1993       1992
                                                                                (DOLLARS IN THOUSANDS)
Balance at beginning of year                                                 $7,227      6,909      5,429
 Charge-offs                                                                   (581)      (732)    (1,024)
 Recoveries                                                                     258        397        656
Net charge-offs                                                                (323)      (335)      (368)
Allowance of acquired institution                                             2,054         --         --
Provision for loan losses                                                       359        653      1,848
Balance at end of year                                                       $9,317      7,227      6,909

 (7) PREMISES AND EQUIPMENT
     A comparative summary of premises and equipment follows:
[CAPTION]

                                                                                    December 31,
                                                                                1994             1993
                                                                               (DOLLARS IN THOUSANDS)
Land and land improvements                                                    $  4,863            3,917
Office buildings and improvements                                               16,986           16,175
Furniture, fixtures, and equipment                                              14,788           11,910
Construction in progress                                                           193            1,120
                                                                                36,830           33,122
Accumulated depreciation                                                       (15,117)         (14,762)
Premises and equipment, net                                                   $ 21,713           18,360

 (8) ADVANCES FROM THE FEDERAL HOME LOAN BANK
     A comparative summary of advances from the FHLB follows:
[CAPTION]

                                                                                             December 31,
Date Due                                                                Interest Rate      1994        1993
                                                                               (DOLLARS IN THOUSANDS)
March 10, 1994                                                               9.55%        $    --      1,000
March 31, 1995, variable rate                                                6.88           2,130         --
December 24, 1995 (Face amount of $1,000)                                    5.52             989         --
March 10, 1996                                                               9.65           1,000      1,000
April 2, 1996 (Face amount of $2,000)                                        4.80           1,949         --
April 16, 1996 (Face amount of $1,000)                                       4.61             971         --
April 23, 1996                                                               8.50           2,000      2,000
May 21, 1996                                                                 8.20           1,000      1,000
June 1, 1996 (Face amount of $1,500)                                         4.93           1,459         --
July 1, 1996                                                                 9.25           1,000      1,000
July 2, 1996                                                                 9.05           1,000      1,000
December 24, 1996 (Face amount of $1,000)                                    6.07             981         --
March 10, 1997                                                               8.15           1,000      1,000
April 2, 1997 (Face amount of $3,000)                                        5.26           2,880         --
June 9, 2012 (Face amount of $330)                                           5.69             217         --
                                                                                          $18,576      8,000

    At December 31, 1994, stock owned by Security Bank and OMNIBANK in the FHLB, totaling $2,890, certain securities and mortgage loans were pledged to secure these advances.
                                       F-13

 (9) INCOME TAXES
     As discussed in the Summary of Significant Accounting Policies, Security Capital adopted Standard No. 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of $388 as of January 1, 1993 is reflected in the 1993 financial statements as a reduction of income tax expense. Financial statements for the periods prior to 1993 have not been restated to apply the provisions of Standard No. 109.
     Income tax expense (benefit) for the years ended December 31, 1994, 1993, and 1992, was as follows:

                                                                           Current     Deferred     Total
                                                                               (DOLLARS IN THOUSANDS)
1994:
 FEDERAL                                                                   $6,824        4,010      10,834
 STATE                                                                        506          536       1,042
                                                                           $7,330        4,546      11,876
1993:
 Federal                                                                    7,019         (132)      6,887
 State                                                                        403          (17)        386
                                                                           $7,422         (149)      7,273
1992:
 Federal                                                                    6,745         (839)      5,906
 State                                                                        417           --         417
                                                                           $7,162         (839)      6,323

    The income tax expense of Security Capital for the years ended December 31, 1994, 1993, and 1992, was different from the amount computed by applying the federal income tax rate to income before income taxes because of the following:
[CAPTION]

                                                      1994                    1993                   1992
                                               Amount      Percent     Amount     Percent     Amount     Percent
                                                                    (DOLLARS IN THOUSANDS)
Income tax expense at federal rate             $6,479        35.0%     $7,739       35.0%     $5,537       34.0%
Increase (decrease) in income taxes
 resulting from:
 Adjustment to deferred tax assets and
   liabilities for enacted changes in tax
   laws and rates                                --          --           (48)       (.2)         --         --
 Change in beginning-of-the-year deferred
   tax assets valuation allowance                 (92)        (.5)        (46)       (.2)         --         --
 Tax-exempt interest                             (247)       (1.3)       (301)      (1.3)       (361)      (2.2)
 Thrift bad debt provision for financial
   reporting purposes in excess of current
   year loan losses                              --          --            --         --         504        3.1
 Thrift bad debt reserve recapture              4,906        26.5          --         --          --         --
 State income tax expense, net of federal
   income tax benefit                             677         3.7         251        1.1         275        1.7
 Other, net                                       153          .8        (322)      (1.5)        368        2.2
                                              $11,876        64.2%     $7,273       32.9%     $6,323       38.8%

    For the year ended December 31, 1992, deferred income tax benefits resulted from timing differences in the period in which revenues and expenses were recognized for income tax and financial statement purposes. The sources of these differences and the tax effects of each are presented below:
[CAPTION]

                                                                                             1992
                                                                                           (DOLLARS
                                                                                              IN
                                                                                          THOUSANDS)
Deferred compensation                                                                       $ (327)
Accrued expenses, not deductible until paid                                                   (258)
Other, net                                                                                    (254)
                                                                                            $ (839)

    The sources and tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities (assets) at December 31, 1994 and 1993, are presented below:

                                                                                      1994        1993
                                                                                   (Dollars in Thousands)
Deferred tax liabilities:
 Depreciation                                                                        $   925        987
 FHLB Stock -- book basis greater than tax basis                                         881        869
 Prepaid FDIC premium                                                                    502         --
 Prepaid pension expense                                                                 231        232
 Bank bad debt recapture                                                                 116        204
 FHLMC discount accretion                                                                151        207
 Thrift bad debt reserve recapture                                                     5,627         --
 Other                                                                                    97         98
     Total gross deferred tax liabilities                                              8,530      2,597
Deferred tax assets:
 Unrealized loss on investment securities available for sale                          (3,886)        --
 Provision for loan losses, net                                                       (2,934)    (1,687)
 Net deferred loan fees                                                                 (522)      (603)
 Accrued expenses, deductible when paid                                               (1,902)    (1,711)
 Intangible assets tax basis greater than book basis                                     (39)        --
 Other                                                                                  (197)      (298)
     Total gross deferred tax assets                                                  (9,480)    (4,299)
Deferred tax assets valuation allowance                                                  725        201
     Net deferred tax asset                                                          $  (225)    (1,501)

    A portion of the change in the net deferred tax asset relates to unrealized losses on investment securities available for sale. The related current period deferred tax benefit of $3,270, net of a charge of $616 to the valuation allowance, has been recorded directly to stockholders' equity. The balance of the change in the net deferred tax asset results from the current period deferred tax expense of $4,546.
    The realization of net deferred tax assets may be based on utilization of carrybacks to prior taxable periods, anticipation of future taxable income in certain periods, and the utilization of tax planning strategies. Management has determined that it is more likely than not that the net deferred tax asset can be supported by carrybacks to federal taxable income and by expected future taxable income which will far exceed amounts necessary to fully realize remaining deferred tax assets resulting from the scheduling of temporary differences. The valuation allowance primarily relates to certain state temporary differences. At January 1, 1993, the valuation allowance was $247. The change in the valuation allowance during 1994 and 1993 was a net increase (decrease) of $524 and $(46), respectively. Under the Internal Revenue Code of 1986, Security Capital's savings bank subsidiaries are allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. A reduction of such reserves for purposes other than bad debt losses will create income for tax purposes only, which will be subject to the then current corporate income tax rates. Under the provisions of APB Opinion 23, a deferred tax liability is not currently recognized for temporary differences resulting from a savings bank's base year tax bad debt reserve. At December 31, 1993, the potential deferred tax liability related to the recapture of this portion of the tax bad debt reserve was approximately $5,600. As a result of the savings bank subsidiaries change in tax accounting method to the specific charge-off method for bad debts during 1994, Security Capital has recorded an additional federal and state income tax expense in 1994 of $5,600 to fully recapture prior amounts. At December 31, 1994, there are no remaining amounts included in retained earnings for which a provision for federal or state income tax has not been made.
    In 1994, the Internal Revenue Service examination of Security Capital's 1992 federal income tax return was settled with no material impact on Security Capital's financial position or results of operations. Income tax returns subsequent to 1992 are subject to examination by the taxing authorities.
                                       F-15

 (10) STOCKHOLDERS' EQUITY
      At the time of their conversions to stock ownership, liquidation accounts were established for each of Security Capital's savings bank subsidiaries in amounts equal to their respective regulatory capital. Each eligible deposit account holder, as described in the respective plans of conversion, is entitled to a proportionate share of this account in the event of a complete liquidation of any of these subsidiaries, and only in such event. This share will be reduced if the account holder's balance in the related deposit account falls below the amount in such account on the date(s) of record, and will cease to exist if the account is closed. The liquidation accounts will never be increased despite any increase after the conversions in the related balance of an account holder.
      Security Capital and its banking subsidiaries must comply with certain regulatory capital requirements established by the FRB and the FDIC. At December 31, 1994, these standards required Security Capital and its banking subsidiaries to maintain minimum ratios of Tier 1 capital (as defined) to total risk-weighted assets and total capital (as defined) to risk-weighted assets of 4.00% and 8.00%, respectively, and a minimum ratio of Tier 1 capital to total assets (as defined) of 3.00% to 5.00%, depending upon the specific institution's composite ratings as determined by its regulators. At December 31, 1994, Security Capital and its banking subsidiaries were in compliance with all of the aforementioned capital requirements.
      Security Capital also has authorized 5,000,000 shares of no par value preferred stock, none of which is issued and outstanding at December 31, 1994.
(11)  PENSION, PROFIT SHARING, AND INCENTIVE COMPENSATION PLANS
      Security Capital had a profit sharing plan (the "Profit Sharing Plan") covering certain of Security Bank's employees. In 1993 Security Capital merged the Profit Sharing Plan into an Employees' Incentive Profit Sharing and Savings (401k) Plan (the "Incentive Plan") for the benefit of the eligible employees of Security Capital and its subsidiaries. As a result, Security Capital made contributions to the Incentive Plan in 1993 rather than to the Profit Sharing Plan. Contributions to the Incentive Plan are based on a percentage of Security Capital's profits, as computed by a formula set by the Board of Directors. The maximum allowable contribution is 15% of the participating employee's compensation. Profit sharing costs charged to expense approximated $360 in 1994, $694 in 1993, and $329 in 1992.
      Security Bank sponsored a noncontributory defined benefit plan which covered substantially all the employees of Security Bank and Security Capital sponsored a noncontributory defined benefit plan for the benefit of the employees of the savings bank subsidiaries (the "Plans"). The
      Plans were merged into one defined benefit pension plan covering all eligible employees of Security Capital and its subsidiaries as of January 1, 1993. Benefits for the Plan are based on years of service and the employee's annual compensation during his or her term of employment. Security Capital's funding policy is to contribute annually to the Plan the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide for benefits attributed to service to date but also for those expected to be earned in the future.
      The following table sets forth the Plans' funded status and amounts recognized in the consolidated balance sheets at December 31, 1994 and 1993.
[CAPTION]

                                                                                 1994             1993
                                                                                 (DOLLARS IN THOUSANDS)
Plans' assets at fair value, primarily short-term investments and U.S.
 Treasury securities                                                            $ 7,660           7,028
Actuarial present value of projected benefit obligation for service rendered
 to date                                                                          7,921           9,503
Plans' assets less than projected benefit obligation                               (261)         (2,475)
Unrecognized net transition asset being recognized over 18 years                   (443)           (487)
Unrecognized net (gain) loss                                                       (349)          1,693
Unrecognized prior service cost                                                   1,490           1,628
Prepaid pension cost included in other assets                                   $   437             359

    The actuarial present value of the accumulated benefit obligation amounted to $6,095 in 1994 and $6,341 in 1993, including vested benefits of $5,924 in 1994 and $6,135 in 1993.
    Net periodic pension cost for the Plans for the three years ended December 31, 1994 included the following components:
[CAPTION]

                                                                            1994        1993        1992
                                                                               (DOLLARS IN THOUSANDS)
Service cost -- benefits earned during the period                           $ 410         374         403
Interest cost on projected benefit obligation                                 596         586         367
Return on Plans' assets                                                      (334)       (467)       (390)
Net amortization and deferral                                                (160)         14        --
Net periodic pension cost                                                   $ 512         507         380

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8.0% in 1994, 7.0% in 1993 and 7.75% in 1992. The expected rate of increase in future compensation levels was 5.0% in 1994, 6.0% in 1993 and 6.5% to 8.0% in 1992. The expected long-term rate of return on assets was 8.0% in 1994 and 1993 and 7.0% to 8.0% in 1992.
     Prior to the acquisition, First Federal had a defined contribution plan where eligible employees would receive a contribution on their behalf in an amount equal to 15% of annual compensation. Security Capital made a contribution to this plan for remaining eligible employees in the amount of $66 in 1994. Management plans to terminate this plan in early 1995.
(12) STOCK OPTION PLANS
     Security Capital has continued in effect the Omni Capital Group, Inc. 1988 Incentive Stock Option Plan pursuant to which options to purchase Security Capital common stock may be granted to certain full-time officers and employees at an exercise price equal to the fair market value of the stock on the date of grant. Such options are exercisable for a ten year period. An aggregate of 675,000 shares of common stock is reserved for issuance under this plan. In the case of an employee who owns more than 10% of Security Capital's outstanding common stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of grant, and shall be exercisable after the expiration of six months and before the expiration of five years from the date of grant.
     Security Capital has also continued in effect the Omni Capital Group, Inc. 1988 Directors' Non-Qualified Stock Option Plan, pursuant to which certain non-employee members of the boards of directors of Security Capital and its subsidiaries have been granted options to purchase Security Capital common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted under this plan must be exercised within five years from the date of grant.
     On March 15, 1988, OMNIBANK adopted two stock option plans, the Home Federal Savings Bank 1988 Amended and Restated Directors' Non-Qualified Stock Option Plan and the Home Federal Savings Bank 1988 Incentive Stock Option Plan (the "Home Option Plans"), which plans became effective upon the completion of its conversion from a mutual savings and loan association to a capital stock savings bank. Home Federal Savings Bank was subsequently renamed OMNIBANK. Security Capital has continued the Home Option Plans. An aggregate number of shares amounting to 337,500 has been reserved by Security Capital to be issued upon the exercise of stock options which have been granted to certain directors, officers, and employees of Security Capital under the Home Option Plans. No more options may be granted under the Home Option Plans.
     All stock options outstanding at the time of the Merger were converted into options to acquire common stock of Security Capital.
     The shareholders of Security Capital approved an Omnibus Stock Ownership and Long Term Incentive Compensation Plan at the 1994 annual meeting. The plan added 300,000 shares of common stock available to be granted to key employees and officers of Security Capital or its subsidiaries. Options are priced at 100% or more of the fair market value of the stock at the time the option is granted. These options are first subject to vesting on the second anniversary of the date of grant and vest over the next five years in annual increments of 20%.
                                       F-17

     The following table reflects the combined status of all of the above stock option plans at December 31, 1994:

                                                 Available       Shares
                                                    for        Subject to                             Price
                                                  Future       Outstanding                             per
                                                  Grants         Options       Exercisable            Share
Directors' Non-Qualified Stock Option Plans:
 (1)
 Balance outstanding at December 31, 1992          72,947        108,016              --       $         3.56-7.67
 Granted                                               --             --              --                        --
 Exercised                                             --        (65,834)             --       $         3.56-5.78
 Balance outstanding at December 31, 1993          72,947         42,182          42,182                 3.56-7.67
 GRANTED                                               --             --              --                        --
 EXERCISED                                             --        (35,095)             --                 4.08-5.78
 BALANCE OUTSTANDING AT DECEMBER 31, 1994          72,947          7,087           7,087       $              7.67
Incentive Stock Option Plans: (2)
 Balance outstanding at December 31, 1992         247,500        435,936              --       $         3.56-7.11
 Granted                                               --             --              --                        --
 Exercised                                             --        (71,031)             --                 3.56-7.11
 Balance outstanding at December 31, 1993         247,500        364,905         364,905                 3.56-7.11
 GRANTED                                               --             --              --                        --
 EXERCISED                                             --        (57,935)             --                 3.56-7.11
 BALANCE OUTSTANDING AT DECEMBER 31, 1994         247,500        306,970         306,970       $         3.56-7.11
1994 Omnibus Stock Ownership and Long Term
 Incentive Plan:
 Balance outstanding at December 31, 1993              --             --              --                        --
 Common stock available to be granted             300,000             --              --                        --
 GRANTED                                          (71,000 )       71,000              --       $     13.625-15.375
 EXERCISED                                             --             --              --                        --
 BALANCE OUTSTANDING AT DECEMBER 31, 1994         229,000         71,000              --       $     13.625-15.375

     (1) INCLUDES THE HOME FEDERAL SAVINGS BANK AMENDED AND RESTATED 1988 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN AND THE OMNI CAPITAL GROUP, INC. 1988 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN.
     (2) INCLUDES THE HOME FEDERAL SAVINGS BANK 1988 INCENTIVE STOCK OPTION PLAN AND THE OMNI CAPITAL GROUP, INC, 1988 INCENTIVE STOCK OPTION PLAN.
(13) EMPLOYEE STOCK OWNERSHIP PLAN
     Security Capital continued Omni's Employee Stock Ownership Plan (the "ESOP") for the benefit of the former employees of Omni and its subsidiaries. Contributions to the ESOP were made on a discretionary basis and were allocated to each eligible employee based on his/her salary in relation to total employee compensation expense. At retirement or termination of employment, each employee will receive an amount equal to his/her vested interest in the ESOP in the form of cash or common stock.
     In connection with the mutual to stock conversions of the savings bank subsidiaries, the ESOP borrowed funds to purchase Omni common stock for the ESOP. Upon the Merger, the shares of Omni common stock held in the ESOP were exchanged for shares of Security Capital common stock. During 1992, Security Capital repurchased sufficient remaining unallocated shares of Security Capital common stock held by the ESOP to eliminate the remaining balance of the related debt. In 1994 and 1993, Security Capital made contributions to the Incentive Plan discussed in Note 11 rather than to the ESOP. Security Capital plans to officially terminate the ESOP in 1995.
     ESOP costs charged to expense amounted to $5, $10 and $334 in 1994, 1993 and 1992, respectively.
(14) COMMITMENTS, CONTINGENCIES AND OFF BALANCE SHEET RISK
     Security Capital is a defendent in various litigation arising in the normal course of business. In the opinion of management, resolution of these matters will not result in a material adverse effect on Security Capital's financial position.
     In the normal course of business, there are outstanding various commitments to extend credit which are not reflected in the consolidated financial statements. At December 31, 1994, outstanding loan commitments approximated $2,591 (Fixed Rate -- $349, Variable Rate -- $2,242), preapproved but unused lines of credit for loans
                                       F-18
     totalled $95,198 and standby letters of credit aggregated $675. These amounts represent Security Capital's exposure to credit risk, and in the opinion of management have no more than the normal lending risk that Security Capital's banking subsidiaries commit to their borrowers. If these commitments are drawn, Security Capital's banking subsidiaries will obtain collateral if it is deemed necessary based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, and commercial or residential real estate. Management expects that these commitments can be funded through normal operations. In addition, Security Capital has no off-balance sheet derivative commitments.
     Security Capital's banking subsidiaries make primarily commercial, real estate and installment loans to customers throughout their market areas, which consists primarily of the south central and western Piedmont regions of North Carolina. These subsidiaries' real estate loan portfolios can be affected by the condition of the local real estate markets and their commercial and installment loan portfolios can be affected by local economic conditions.
     Average daily Federal Reserve balance requirements for Security Bank and the savings bank subsidiaries for the two week period ended January 4, 1995 amounted to $6,765 and $525, respectively.
(15) SUMMARY OF QUARTERLY INCOME STATEMENT INFORMATION (UNAUDITED)
     A summary of quarterly income information for the years ended December 31, 1994 and 1993, follows:

                                                             YEAR ENDED DECEMBER 31, 1994
                                                                  THREE MONTHS ENDED
                                              MARCH 31         JUNE 30        SEPTEMBER 30     DECEMBER 31
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
INTEREST INCOME                               $ 15,068          15,430           15,988           21,050
INTEREST EXPENSE                                 6,443           6,342            6,739            9,799
NET INTEREST INCOME                              8,625           9,088            9,249           11,251
PROVISION FOR LOAN LOSSES                           87              84               97               91
NET INTEREST INCOME AFTER PROVISION FOR
 LOAN LOSSES                                     8,538           9,004            9,152           11,160
OTHER INCOME                                     2,439           2,140            1,577            2,200
OTHER EXPENSE                                    5,753           6,100            8,269            7,578
INCOME BEFORE INCOME TAXES                       5,224           5,044            2,460            5,782
INCOME TAXES                                     1,762           1,581            6,500            2,033
NET INCOME                                    $  3,462           3,463           (4,040)           3,749
NET INCOME PER SHARE                          $    .30             .30             (.34)             .32

                                                                 Year Ended December 31, 1993
                                                                      Three Months Ended

                                                  March 31         June 30        September 30     December 31
                                                           (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income                                   $ 16,498          16,279           15,933           15,513
Interest expense                                     7,248           7,104            6,986            6,797
Net interest income                                  9,250           9,175            8,947            8,716
Provision for loan losses                              184             153              170              146
Net interest income after provision for loan
 losses                                              9,066           9,022            8,777            8,570
Other income                                         2,611           2,600            2,785            2,523
Other expense                                        6,163           6,200            6,037            5,442
Income before income taxes                           5,514           5,422            5,525            5,651
Income taxes                                         1,545           1,770            2,017            1,941
Net income                                        $  3,969           3,652            3,508            3,710
Net income per share                              $    .33             .31              .30              .32

(16) PARENT COMPANY FINANCIAL DATA
     The primary assets of Security Capital (the "Parent Company") are its investments in subsidiaries and its principal source of income is dividends from these subsidiaries. Certain regulatory and other requirements restrict the lending of funds by the subsidiaries to the Parent Company and the amount of dividends which can be paid to the Parent Company. Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the Parent Company's subsidiaries may declare dividends from their retained earnings of up to approximately $36,900 at December 31, 1994. The subsidiaries are prohibited by law from paying dividends from their capital stock and paid-in capital accounts totaling approximately $38,100 at December 31, 1994.
     The following is a summary of selected financial information for the Parent
     Company:
[CAPTION]

Balance Sheets                                                                        December 31,
                                                                                    1994        1993
                                                                                (DOLLARS IN THOUSANDS)
Assets:
 Cash on deposit with subsidiaries                                                $  5,767      13,488
 Investments in and advances to subsidiaries                                       113,617     110,762
 Investment securities available for sale (amortized cost of $66 at December
   31, 1994)                                                                            99          --
 Investment securities (market value of $86 at December 31, 1993)                       --          66
 Other assets                                                                          417          --
     Total assets                                                                 $119,900     124,316
Liabilities and stockholders' equity:
 Other liabilities                                                                     140          96
     Total liabilities                                                                 140          96
Stockholders' equity:
 Common stock                                                                       51,610      51,167
 Retained earnings, substantially restricted                                        74,522      73,053
 Unrealized loss on investment securities available for sale                        (6,372)         --
     Total stockholders' equity                                                    119,760     124,220
     Total liabilities and stockholders' equity                                   $119,900     124,316

[CAPTION]

Statements of Income                                                          Years Ended December 31,
                                                                             1994        1993       1992
                                                                               (DOLLARS IN THOUSANDS)
Dividends from subsidiaries                                                 $10,111     15,184      5,434
Management income from subsidiaries                                           1,105        639      1,552
Equity in undistributed net (loss) income of subsidiaries                    (3,478)      (233)     4,393
Other income                                                                     19        165        145
     Total income                                                             7,757     15,755     11,524
Expenses                                                                      1,123        916      1,563
     Net income                                                             $ 6,634     14,839      9,961

[CAPTION]

Statements of Cash Flows                                                      Years Ended December 31,
                                                                             1994        1993       1992
                                                                               (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
 Net income                                                                 $ 6,634     14,839      9,961
 Adjustments to reconcile net income to net cash provided by operating activities:
     Decrease (increase) in other assets                                       (417)       158      1,654
     Equity in undistributed net loss (income) of subsidiaries                3,478        233     (4,393)
     Increase in other liabilities                                               44         46         50
       Net cash provided by operating activities                              9,739     15,276      7,272
Cash flows from investing activities:
 Decrease (increase) in advances to subsidiaries                            (12,738)     2,215     (2,532)
 Purchases of investment securities                                              --        (66)        --
       Net cash provided (used) by investing activities                     (12,738)     2,149     (2,532)
Cash flows from financing activities:
 Purchase and retirement of common stock                                         --     (3,559)      (509)
 Proceeds from stock options exercised                                          443        606        158
 Dividends paid to stockholders                                              (5,165)    (4,594)    (3,712)
       Net cash used by financing activities                                 (4,722)    (7,547)    (4,063)
Net increase (decrease) in cash and cash equivalents                         (7,721)     9,878        677
Cash and cash equivalents at beginning of year                               13,488      3,610      2,933
Cash and cash equivalents at end of year                                    $ 5,767     13,488      3,610
Supplemental schedule of noncash investing activities:
 Unrealized gain on parent company investment securities available for
   sale                                                                     $    33         --         --
 Unrealized loss on subsidiaries investment securities available for
   sale                                                                      (6,405)        --         --

(17) FAIR VALUE OF FINANCIAL INSTRUMENTS
     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("Statement No. 107") was issued by the FASB in December 1991. Statement No. 107 requires disclosures about the fair value of all financial instruments. Fair value estimates, methods, and assumptions are set forth below for each type of financial instrument.
    CASH, FEDERAL FUNDS SOLD AND SHORT-TERM BORROWINGS
    The carrying amount of cash, federal funds sold, short-term borrowings, and accrued interest receivable or payable on all financial instruments approximate fair value because of the short terms to maturity of these financial instruments.
    INVESTMENT SECURITIES AVAILABLE FOR SALE
    The following table presents the carrying value and estimated fair value of investment securities available for sale at December 31, 1994:

                                                                                        1994
                                                                                             Estimated
                                                                                             Fair Value
                                                                              Amortized     and Carrying
                                                                                Cost           Value
                                                                                (DOLLARS IN THOUSANDS)
US Government Obligations:
 Due in one year or less                                                      $ 63,227          62,976
 Due after one year through five years                                         129,315         123,602
 Due after five years through ten years                                          2,070           2,062
US Government agency obligations:
 Due in one year or less                                                         1,006           1,004
 Due after one year through five years                                          49,882          46,384
 Due after five years through ten years                                         19,773          19,603
Mortgage-backed securities:                                                        960             927
Other:
 Due after ten years                                                                66              99
                                                                              $266,299         256,657

    The fair value of debt securities is established based on bid prices published in financial newspapers or bid quotations received from securities dealers.
    INVESTMENT SECURITIES HELD TO MATURITY
    The following table presents the carrying value and estimated fair value of investment securities held to maturity at December 31, 1994 and 1993:

                                                                        At December 31,
                                                                1994                            1993
                                                     Amortized                       Amortized
                                                     Cost and                        Cost and
                                                     Carrying         Estimated      Carrying         Estimated
                                                       Value          Fair Value       Value          Fair Value
                                                                       (DOLLARS IN THOUSANDS)
US Government obligations:
 Due in one year or less                             $  1,000             1,000        94,356            95,719
 Due after one year through five years                 53,328            51,375       210,824           215,040
US Government agency obligations:
 Due in one year or less                                   --                --           500               505
 Due after one year through five years                 45,968            43,613        34,947            34,724
 Due after five years through ten years                30,963            29,906         4,962             5,139
Mortgage-backed securities:                             8,659             8,364        12,676            13,135
State and municipal obligations:
 Due in one year or less                                6,509             6,612         1,002             1,018
 Due after one year through five years                  2,484             2,561         9,020             9,680
 Due after five years through ten years                 1,276             1,243            --                --
 Due after ten years                                    5,410             5,116            --                --
Other:
 Due after ten years                                       --                --            66                86
                                                     $155,597           149,790       368,353           375,046

    The fair value of debt securities, except certain state and municipal obligations, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal obligations is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of instruments similar to those being valued, adjusted for differences between the quoted instruments and the instruments being valued.
    LOANS
    For purposes of estimating fair value of loans, the portfolio is segregated by type based on similar characteristics such as real estate mortgage, real estate construction and installment and equity lines of credit.
    The fair value of loans is calculated by discounting estimated cash flows using current rates at which similar loans would be made to borrowers with similar credit risk. Cash flows for fixed rate loans are based on the weighted average maturity of the specific loan category. Adjustable rate loans are either prime based and are repriced immediately or monthly as prime changes, or are based on published indices and have relatively short terms to their repricing dates.
    The following table presents fair value information for loans:

                                                                 1994                           1993
                                                      Carrying        Estimated      Carrying        Estimated
                                                       Amount         Fair Value      Amount         Fair Value
                                                                       (DOLLARS IN THOUSANDS)
Loans, net                                            $638,914          615,451       465,975          472,092
Loans held for sale                                   $  2,697            2,697        18,409           18,411

    DEPOSIT LIABILITIES
    The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.
    The following table presents fair value information for deposits:

                                                                           At December 31,
                                                                 1994                           1993
                                                      Carrying         Estimated      Carrying        Estimated
                                                       Amount          Fair Value      Amount         Fair Value
                                                                       (DOLLARS IN THOUSANDS)
Demand deposit- noninterest-bearing                  $   67,203           67,203        67,830           67,830
Demand deposit- interest bearing                         91,071           91,071        76,130           76,130
Insured money market accounts                            94,981           94,981        79,711           79,711
Savings deposits                                        165,107          165,107       151,360          151,360
Certificates of deposit                                 593,783          581,144       409,425          411,365
                                                     $1,012,145          999,506       784,456          786,396

    ADVANCES FROM THE FEDERAL HOME LOAN BANK AND OTHER BORROWED MONEY
    The fair value of advances from the FHLB is based on quoted market prices for the same or similar issues or on the current rates offered to Security Capital for debt of the same remaining maturities. At December 31, 1994 and 1993, the carrying value of advances from the FHLB was $18,576 and $8,000, respectively, and the fair value was $18,477 and $8,539, respectively.
    The fair value of other borrowed money, consisting of securities sold under agreements to repurchase, bearing a short term to maturity, is considered to approximate carrying value.
    COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT
    The large majority of commitments to extend credit and standby letters of credit are at variable rates and/or have relatively short terms to maturity and, therefore, are subject to minimal interest rate risk exposure. LIMITATIONS
    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time Security Capital's entire holdings of a particular financial instrument. Because no market exists for a significant portion of Security Capital's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
    Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, a significant asset not considered a financial asset is premises and equipment. In addition, tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

               SECURITY CAPITAL BANCORP AND SUBSIDIARIES
                    Consolidated Balance Sheets
                                  (Unaudited)



                                                   March 31,       December 31,
Assets                                               1995               1994
                                                   (Dollars in Thousands)

Cash and due from banks                           $     18,773         24,374
Interest-bearing balances in other banks                18,767         17,321
Federal funds sold                                      19,448          6,948
Investment securities held to maturity (market value
  of $152,828 at March 31, 1995 and $149,790
  at December 31, 1994)                                154,197        155,597
Investment securities available for sale               259,332        256,657
Loans, net of unearned income ($2,554, at March
  31, 1995 and $2,691, at December 31, 1994) (note 2)  657,372        648,231
    Less allowance for loan losses (note 2)              9,409          9,317
     Loans, net                                        647,963        638,914
Loans held for sale                                      1,086          2,697
Premises and equipment, net                             21,300         21,713
Intangible assets                                       16,245         16,634
Other assets                                            23,704         24,759
  Total assets                                      $1,180,815      1,165,614


 Liabilities and Stockholders' Equity

 Deposit accounts:
   Demand, noninterest-bearing                          67,144         67,203
   Interest-bearing                                    857,979        856,530
   Time deposits of $100 or more                        90,171         88,412
     Total deposit accounts                          1,015,294      1,012,145
 Advances from the Federal Home Loan Bank               18,681         18,576
 Other borrowed money                                    3,718          3,276
 Other liabilities                                      17,354         11,857
     Total liabilities                               1,055,047      1,045,854

 Stockholders' equity:
 Preferred stock, no par value, 5,000,000 shares
   authorized; none issued and outstanding                   -              -
 Common stock, no par value, 25,000,000 shares
   authorized; 11,780,086 and 11,775,867 shares
   issued and outstanding at March 31, 1995
   and December 31, 1994, respectively                  51,625         51,610
 Retained earnings, substantially restricted            77,096         74,522
 Unrealized loss on investment securities available
   for sale                                             (2,953)        (6,372)
     Total stockholders' equity                        125,768        119,760
      Total liabilities and  stockholders' equity   $1,180,815      1,165,614

 See accompanying notes to consolidated financial statements.

                  SECURITY CAPITAL BANCORP AND SUBSIDIARIES
                    Consolidated Statements of Income
                 For the Three Months Ended March 31, 1995 and 1994
                                     (Unaudited)


                                                      1995           1994
                                      (Dollars in Thousands, Except Share Data)

 Interest income:
   Loans                                           $14,197          9,621
   Investment securities
     Taxable                                         6,204          5,029
     Nontaxable                                        267            192
   Other                                               571            226
     Total interest income                          21,239         15,068

 Interest expense:
   Deposit accounts                                 10,099          6,262
   Borrowings                                          357            181
     Total interest expense                         10,456          6,443

     Net interest income                            10,783          8,625
   Provision for loan losses                           120             87
     Net interest income after provision
       for loan losses                              10,663          8,538

 Other income:
   Loan servicing and other loan fees                  410            409
   Deposit and other service charge income           1,235          1,240
   Gain on sales of loans, net                          97            108
   Brokerage commissions                               395            508
   Other                                               333            174
     Total other income                              2,470          2,439

 Other expense:
   Personnel                                         3,562          3,165
   Net occupancy                                     1,224            893
   Telephone, postage, and supplies                    578            420
   Federal and other insurance premiums                652            512
   Data processing fees                                110            182
   Professional and other services                     174            138
   Other                                               944            443
     Total other expense                             7,244          5,753

   Income before income taxes                        5,889          5,224
 Income taxes                                        2,020          1,762
   Net income                                      $ 3,869          3,462

 Net income per share (note 3)                      $  .33            .30

 Dividends per share                                $  .11            .11

 Weighted average shares outstanding            11,778,680     11,705,567


 See accompanying notes to consolidated financial statements.

           SECURITY CAPITAL BANCORP AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
               For the Three Months Ended March 31, 1995 and 1994
                                  (Unaudited)
                                                            1995      1994
                                                       (Dollars in Thousands)
 Cash flows from operating activities:
   Net income                                               $ 3,869    3,462
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Provision for loan losses                                 120       87
      Depreciation                                              574      442
      Amortization of premiums on securities held to maturity    17       46
      Amortization of premiums on securities available for sale 426      695
      Change in loans held for sale, net                      1,611   13,459
      Amortization of intangible assets                         389       -
      Decrease in other assets                                1,055    1,612
       Increase (decrease) in other liabilities               3,774     (880)
                 Net cash provided by operating activities   11,835   18,923

 Cash flows from investing activities:
   Proceeds from maturities of investment securities
    held to maturity                                          1,383    1,675
   Proceeds from maturities of investment securities
    available for sale                                       22,026   27,526
   Purchases of investment securities held to maturity           -   (13,908)
   Purchases of investment securities available for sale    (19,985) (10,936)
   Increase in loans, net                                    (9,169) (12,590)
   Capital expenditures for premises and equipment             (161)    (613)
      Net cash used in investing activities                  (5,906)  (8,846)

 Cash flows from financing activities:
   Increase (decrease) in deposits                            3,149     (546)
   Proceeds from Federal Home Loan Bank advances              3,235      -
   Repayment of Federal Home Loan Bank advances              (3,130)  (1,000)
   Increase in other borrowed money, net                        442      217
   Dividends paid to stockholders                            (1,295)  (1,289)
   Proceeds from stock options exercised                         15      158
      Net cash provided by (used in) financing activities     2,416   (2,460)

 Net increase in cash and cash equivalents                    8,345    7,617
 Cash and cash equivalents at beginning of period            48,643   36,697

 Cash and cash equivalents at end of period                $ 56,988   44,314

 Supplemental disclosures of cash flow information:
   Cash paid during the period for:
    Interest                                               $  8,536    5,927
    Income taxes                                                298      220

 Supplemental schedule of noncash investing activities:
    Loans receivable transferred to real estate owned      $    -        502
    Investments transferred to available for sale               -    329,799
    Change in unrealized loss on available for sale
     securities, net of tax effect of $1,723 and
      $392, respectively                                      3,419     (739)
 See accompanying notes to consolidated financial statements.

                   SECURITY CAPITAL BANCORP AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                                 March 31, 1995
                                  (Unaudited)

 (1) Principles  of Consolidation and Reporting

The accompanying unaudited consolidated financial statements include the accounts of Security Capital Bancorp ("SCBC"), a North Carolina corporation organized as a multi-bank holding company, and its wholly- owned subsidiaries, Security Capital Bank, formerly Security Bank and Trust Company ("Security Bank"), OMNIBANK, Inc., A State Savings Bank ("OMNIBANK"), Citizens Savings, Inc., SSB ("Citizens"), Home Savings Bank, Inc., SSB ("Home Savings"), and Estates Development Corporation
("EDC").   All significant intercompany balances have been
eliminated.

Certain amounts  have been  reclassified to  conform with the
statement presentation  for  1995.    The  reclassifications  have
no effect on stockholders' equity or net income as previously reported.

(2)     Loans

The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that all creditors value all specifically reviewed loans for which it is probable that the creditors will be unable to collect all amounts due according to the terms of the loan agreement at either the present value of expected cash flows discounted at the loan's effective interest rate, or if more practical, the
market price  or value of collateral.   The FASB also issued  SFAS
No. 118,  "Accounting  by   Creditors  for  Impairment  of  a  Loan
- - Income Recognition and Disclosures," that amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosures about how a creditor recognizes interest income related to impaired loans.

Effective January  1, 1995,  the provisions of  SFAS No.  114 and
No.  118 were  adopted by  SCBC.    The adoption  of  these
Standards required no increase to the allowance for loan losses and had no impact on net income in the first quarter of 1995. At March 31, 1995, impaired loans amounted to $214,000. The related allowance for loan losses on these loans was $50,000.

 (3)     Net Income Per Share

    Net income per share has been computed by dividing net income by the weighted average number of shares outstanding.

 (4)     Acquisition and Pending Merger

 Effective September 23, 1994, Security Bank purchased the outstanding stock of First Federal Savings and Loan Association of Charlotte ("First Federal") from Fairfield Communities, Inc. for approximately $41,000,000 in cash. The acquisition is being accounted for by the purchase method. Concurrent with the purchase, First Federal was merged into Security Bank.

 On November 4, 1994, SCBC and CCB Financial Corporation, Durham, North Carolina ("CCB"), entered into a definitive Agreement of Combination pursuant to which SCBC will merge with and into CCB, with CCB as the surviving corporation and continuing to operate
 under  its present  name (the  "Combination").   The  Agreement  was
 amended  and  restated as  of December  1, 1994.   To effect  the
 Combination, CCB will issue .50 of a share of its common stock, par value $5.00 per share, in exchange for each outstanding share of
 SCBC's  common stock,  no  par  value.    In connection with  the
 Combination, SCBC's banking subsidiaries will merge into Central Carolina Bank and Trust Company, a subsidiary of CCB. The Combination is expected to be completed during the second quarter of 1995.

                         CCB Financial Corporation
                Pro forma Combined Condensed Balance Sheet

                           As of March 31, 1995
                               (Unaudited)

The following unaudited pro forma combined condensed balance sheet reflects (i) the consolidated condensed historical balance sheets of CCB Financial Corporation ("CCBF") and Security Capital Bancorp ("SCBC") as of March 31, 1995 and (ii) the pro forma combined condensed balance sheet of CCBF as of March 31, 1995, giving effect to the merger on a pooling of interests accounting basis. Accordingly, under generally accepted accounting principles, the consolidated assets and liabilities of SCBC will be reported on the books of CCBF at their respective book values at the date of merger and CCBF's consolidated financial statements for prior periods will be restated to reflect the consolidated assets, liabilities and operations of SCBC for such periods. No goodwill or other intangible assets will be created in connection with the merger. The pro forma data are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the merger been consummated prior to the periods indicated.

In the opinion of the respective management of CCBF and SCBC, all adjustments necessary for a fair presentation of results of interim periods of CCBF and SCBC (none of which were other than normal accruals) have been included.

The unaudited pro forma combined condensed balance sheet should be read in conjunction with the previously filed consolidated historical financial statements of CCBF and the consolidated historical financial statements of SCBC, including the respective notes thereto, which are set forth herein.

The unaudited pro forma condensed retained earnings does not reflect the recognition of any restructuring expenses incurred, transaction expenses incurred or cost savings from operating efficiencies which may be realized in connection with the merger.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           As of March 31, 1995


                                (Unaudited)


                                                                                         CCBF
                                                                         Pro Forma       Pro Forma
                                                      CCBF       SCBC    Adjustments     Combined
(Dollars in Thousands)
Assets
Cash and due from banks                             $  152,023    18,773       -           170,796
Time deposits in other banks                            25,676    18,767       -            44,443
Federal funds sold and other short-term investments    140,000    19,448       -           159,448
Investment securities:
  Available for sale                                   503,418   259,332       -           762,750
  Held for investment                                   81,525   154,197       -           235,722
Loans and lease financing                            2,576,006   657,372       -         3,233,378
Less reserve for loan and lease losses                  32,503     9,409       -            41,912
   Net loans and lease financing                     2,543,503   647,963       -         3,191,466
Premises and equipment                                  44,298    21,300       -            65,598
Other assets                                            80,527    41,035       -           121,562
  Total assets                                      $3,570,970 1,180,815       -         4,751,785

Liabilities
Deposits:
 Noninterest-bearing                                $  415,269    67,144       -           482,413
 Interest-bearing                                    2,663,889   948,150       -         3,612,039
   Total deposits                                    3,079,158 1,015,294       -         4,094,452
Federal funds purchased, master notes and securities
 sold under agreements to repurchase                    38,410         -       -            38,410
Other short-term borrowed funds                         33,390     3,718       -            37,108
Long-term debt                                          70,449    18,681       -            89,130
Other liabilities                                       82,462    17,354       -            99,816
  Total liabilities                                  3,303,869 1,055,047       -         4,358,916

Shareholders' equity
Common stock                                            45,504    51,625   (22,170)(1)     74,959
Additional paid-in capital                              69,851        -     22,170 (1)     92,021
Retained earnings                                      158,910    77,096       -          236,006
Unrealized loss on investment securities available
  for sale, net of applicable taxes                     (4,455)   (2,953)      -           (7,408)
Less: Unearned common stock held
  by management recognition plans                       (2,709)        -       -           (2,709)
  Total shareholders' equity                           267,101   125,768       -          392,869
Total liabilities and shareholders' equity          $3,570,970 1,180,815       -        4,751,785

(1) Based on the exchange ratio of .50 for conversion of Security Capital Bancorp stock into CCB Financial Corporation stock. At March 31, 1995, CCB Financial Corporation and Security Capital Bancorp had 9,100,895 and 11,780,086 shares outstanding, respectively.

                             CCB Financial Corporation
                 Pro forma Combined Condensed Statements of Income

                               As of March 31, 1995
                                   (Unaudited)

The following unaudited pro forma combined condensed statements of income reflect (i) the consolidated condensed historical statements of income of CCB Financial Corporation ("CCBF") and Security Capital Bancorp ("SCBC") and
(ii) the pro forma combined condensed statements of income of CCBF, giving effect to the merger on a pooling of interests accounting basis. The data are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the merger been consummated prior to the periods indicated.

In the opinion of the respective management of CCBF and SCBC, all adjustments necessary for a fair presentation of results of interim periods of CCBF and SCBC (none of which were other than normal accruals) have been included.

The unaudited pro forma combined condensed statements of income should be read in conjunction with the previously filed consolidated historical financial statements of CCBF and the consolidated historical financial statements of SCBC, including the respective notes thereto, which are set forth herein.

The unaudited pro forma combined financial information does not reflect the recognition of any restructuring expenses incurred, transaction expenses incurred or cost savings from operating efficiencies which may be realized in connection with the merger. Current estimates of restructuring expenses for 1995 are $_____ million and transaction expenses are estimated to total $3 million. The cost savings associated with these possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. It is anticipated that any such savings will not be achieved until the fiscal quarters following the quarter in which the expenses of the merger are recognized.

                  PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      For the Three Months Ended March 31, 1995
                                   (Unaudited)



                                                                                                   CCBF
                                                                                                   Pro Forma
                                                                  CCBF         SCBC                Combined(1)
                                                               (Dollars in thousands, except per share data)

Interest income
 Loan and leases                                              $   59,134         14,197             73,331
 Investment securities                                             9,802          6,471             16,273
 Other                                                             2,552            571              3,123
   Total interest income                                          71,488         21,239             92,727

Interest expense
  Deposits                                                        28,621         10,099             38,720
  Long-term debt and other borrowings                              2,593            357              2,950
   Total interest expense                                         31,214         10,456             41,670

Net interest income                                               40,274         10,783             51,057
Provision for loan and lease losses                                2,030            120              2,150
Net interest income after provision for loan and lease losse      38,244         10,663             48,907

Other income
 Service charges on deposit accounts                               5,081            410              5,491
 Nondeposit fees and commissions                                   1,607          1,235              2,842
 Other                                                             4,557            825              5,382
 Investment securities gains (losses), net                        (1,326)             -             (1,326)
   Total other income                                              9,919          2,470             12,389

Other expenses
 Personnel                                                        16,407          3,562             19,969
 Net occupancy and equipment                                       2,217          1,224              3,441
 Federal deposit and other insurance                               2,090            652              2,742
 Other operating                                                  10,988          1,806             12,794
  Total other expenses                                            31,702          7,244             38,946

Income before income taxes                                        16,461          5,889             22,350
Income taxes                                                       5,431          2,020              7,451
Net income                                                   $    11,030          3,869             14,899

Net income per share                                         $      1.21            .33                .99

Weighted average shares outstanding                            9,108,804     11,778,680         14,998,144(2)

(1) No pro forma adjustments are reflected in the Pro Forma
    Condensed Statements of Income.

(2) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.

            PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  For the Year Ended December 31, 1994
                             (Unaudited)




                                                                                          CCBF
                                                                                        Pro Forma
                                                   CCBF               SCBC             Combined(1)

                                                    (Dollars in thousands, except per share data)
Interest income
   Loans and leases                                $  199,014             43,951          242,965
   Investment securities                               35,817             22,138           57,955
   Other                                                6,899              1,447            8,346
      Total interest income                           241,730             67,536          309,266


Interest expense
   Deposits                                            89,045             28,363          117,408
   Long-term debt and other borrowings                  7,930                960            8,890
      Total interest expense                           96,975             29,323          126,298


Net interest income                                   144,755             38,213          182,968
Provision for loan and lease losses                     8,920                359            9,279
Net interest income after provision for loan          135,835             37,854          173,689


Other income
   Service charges on deposit accounts                 19,307              4,431           23,738
   Nondeposit fees and commissions                     11,833              1,485           13,318
   Other                                                8,967              2,510           11,477
   Investment securities gains (losses), net              427                (70)             357
      Total other income                               40,534              8,356           48,890


Other expenses
   Personnel                                           58,600             14,768(2)         73,368
   Net occupancy and equipment                         17,446              3,942            21,388
   Federal deposit and other insurance                                     2,230             2,230
   Other operating                                     42,879              6,760(2)         49,639
      Total other expenses                            118,925             27,700           146,625


Income before income taxes                             57,444             18,510            75,954
Income taxes                                           18,967             11,876(3)         30,843
Net income                                         $   38,477              6,634            45,111

Net income per share                               $     4.06                .57              2.94

Weighted average shares outstanding                 9,485,259         11,738,083        15,354,301(4)




(1) No pro forma adjustments are reflected in the Pro Forma Condensed Statements of Income.
(2) SCBC recognized non-recurring expenses of approximately $1,100,000 in connection with the acquisition of First Federal, which related to severance, professional fees, marketing and discontinued contracts.
(3) Includes a one-time charge of approximately $5,600,000 as a result of SCBC's savings bank subsidiaries change in tax accounting method to the specific charge-off method for bad debts during 1994.
(4) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

                                                                                                                     CCBF
                                                                                                                  PRO FORMA
                                                                                          CCBF         SCBC      COMBINED (1)
                                                                                               (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loans and leases...................................................................   $155,394      41,195        196,589
  Investment securities..............................................................     30,757      22,254         53,011
  Other..............................................................................      4,538         774          5,312
     Total interest income...........................................................    190,689      64,223        254,912
INTEREST EXPENSE
  Deposits...........................................................................     69,939      27,255         97,194
  Long-term debt and other borrowings................................................      3,882         880          4,762
     Total interest expense..........................................................     73,821      28,135        101,956
Net interest income..................................................................    116,868      36,088        152,956
Provision for loan and lease losses..................................................      6,453         653          7,106
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................    110,415      35,435        145,850
OTHER INCOME
  Service charges on deposit accounts................................................     18,208       4,976         23,184
  Nondeposit fees and commissions....................................................     13,343       2,800         16,143
  Other..............................................................................      4,857       2,433          7,290
  Investment securities gains, net...................................................      2,652         310          2,962
     Total other income..............................................................     39,060      10,519         49,579
OTHER EXPENSES
  Personnel..........................................................................     53,404      13,314         66,718
  Net occupancy and equipment........................................................     16,644       3,390         20,034
  Federal deposit and other insurance................................................      5,468       1,832          7,300
  Other operating....................................................................     30,094       5,306         35,400
     Total other expenses............................................................    105,610      23,842        129,452
Income before income taxes...........................................................     43,865      22,112         65,977
Income taxes.........................................................................     14,640       7,273         21,913
NET INCOME (2) (3)...................................................................     29,225      14,839         44,064
NET INCOME PER SHARE (2) (3)
  Primary............................................................................   $   3.50        1.26           3.10
  Fully diluted......................................................................       3.41        1.26           3.05
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary............................................................................   8,344,540     11,771,739 14,230,410(4)
  Fully diluted......................................................................   8,726,133     11,771,739 14,612,003(4)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statement of Income.
(2) Net income and primary and fully diluted net income per share for the year ended December 31, 1993 do not include the cumulative effect of changes in accounting principles resulting from the adoption by CCBF on January 1, 1993 of SFAS 106 and SFAS No. 109. The impact of adoption of SFAS 106 and SFAS 109 on net income, primary net income per share and fully diluted net income per share was a net charge of $1,371,000, $(.17) and $(.16), respectively, for the year ended December 31, 1993.
(3) The cumulative effect of SCBC's adoption on January 1, 1993 of SFAS 106 and SFAS 109 was not material for the year ended December 31, 1993.
(4) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                      F-33

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

                                                                                                                     CCBF
                                                                                                                  PRO FORMA
                                                                                          CCBF         SCBC      COMBINED (1)
                                                                                               (DOLLARS IN THOUSANDS,
                                                                                               EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loan and leases....................................................................   $138,420      48,277        186,697
  Investment securities..............................................................     26,549      22,302         48,851
  Other..............................................................................      4,767       1,274          6,041
       Total interest income.........................................................    169,736      71,853        241,589
INTEREST EXPENSE
  Deposits...........................................................................     67,232      33,695        100,927
  Long-term debt and other borrowings................................................      3,405       1,434          4,839
       Total interest expense........................................................     70,637      35,129        105,766
Net interest income..................................................................     99,099      36,724        135,823
Provision for loan and lease losses..................................................      5,983       1,848          7,831
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES........................     93,116      34,876        127,992
OTHER INCOME
  Service charges on deposit accounts................................................     16,624       5,255         21,879
  Nondeposit fees and commissions....................................................     11,861       2,344         14,205
  Other..............................................................................      2,144       1,341          3,485
  Investment securities gains, net...................................................      2,066           8          2,074
       Total other income............................................................     32,695       8,948         41,643
OTHER EXPENSES
  Personnel..........................................................................     46,104      14,536         60,640
  Net occupancy and equipment........................................................     15,671       3,488         19,159
  Federal deposit and other insurance................................................      4,206       2,026          6,232
  Other operating....................................................................     22,593       7,490         30,083
       Total other expenses..........................................................     88,574      27,540        116,114
Income before income taxes...........................................................     37,237      16,284         53,521
Income taxes.........................................................................     11,915       6,323         18,238
NET INCOME...........................................................................   $ 25,322       9,961         35,283
NET INCOME PER SHARE
  Primary............................................................................   $   3.30         .84           2.60
  Fully diluted......................................................................       3.10         .84           2.52
WEIGHTED AVERAGE SHARES OUTSTANDING
  Primary............................................................................   7,663,659     11,832,570 13,579,944(2)
  Fully diluted......................................................................   8,577,782     11,832,570 14,494,067(2)

(1) No pro forma adjustments are reflected in the Pro Forma Combined Condensed Statement of Income.
(2) Based on the Exchange Ratio of .50 for conversion of SCBC Stock into CCBF Stock.
                                      F-34

                             EXHIBIT INDEX

	                                                          Sequential
		                                  Exhibit No.	  Page No.

Amended and Restated Agreement of Combination
 among CCB Financial Corporation, Security Capital
 Bancorp and New Security Capital, Inc.(incorporated
 by reference from Exhibit 2 to Registration
 Statement No. 33-57005 on Form S-4)	                2
Amended and restated articles of incorporation	        3
Employment agreement with David B. Jordan	     10.1
Employment agreement with Ralph A. Barnhardt	     10.2
Employment agreement with Lloyd G. Gurley	     10.3
Press release by CCB Financial Corporation
 	dated May 22, 1995	                     99